                                                                       EXHIBIT A

                     NEXTCARD ANNOUNCES THE APPOINTMENT OF
                          RECEIVER FOR NEXTBANK, N.A.

SAN FRANCISCO--February 7, 2002--NextCard, Inc. (Nasdaq NXCD) announced today that the Office of the Comptroller of the Currency has appointed the Federal Deposit Insurance Corporation as receiver for NextBank, N.A. The OCC's press release announcing the closure of NextBank may be found at http://www.occ.treas.gov/ftp/release/2002-09.doc.

On October 31, 2001, the Company announced that it had engaged Goldman, Sachs & Co. to pursue a sale of the Company. However the Company has been unable to find an acquisition partner. In light of this announcement, the Company will re-evaluate its business and operations strategies.

Statements contained herein as to the Company's expectations and goals are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. More information on risk factors affecting the Company is available in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

                                      # # #


INVESTOR CONTACT                        PRESS CONTACT
investorrelations@nextcard.com          Camille Lepre
                                        (415) 369-5517
                                        camille.lepre@nextcard.com